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                                                                     Exhibit 4.7

                           AMENDMENT TO AMENDED AND
                   RESTATED POOLING AND SERVICING AGREEMENT
                   ----------------------------------------

     This Amendment is entered into as of the 26th day of September, 1996, by Spiegel Credit Corporation III ("SCCIII"), First Consumers National Bank ("FCNB") and Harris Trust and Savings Bank, as Trustee ("Trustee").

     WHEREAS, SCCIII, FCNB and Trustee are parties to an Amended and Restated Pooling and Servicing Agreement dated as of December 13, 1994 (such Agreement, as amended and supplemented to date, the "Pooling and Servicing Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Pooling and Servicing Agreement); and

     WHEREAS, the parties wish to further amend the Pooling and Servicing Agreement pursuant to Section 13.1(a) thereof;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Section 1.1 of the Pooling and Servicing Agreement is hereby amended by inserting the following definition of "Merchant Fees" immediately after the definition of "Lien" therein:

          "Merchant Fees" shall mean amounts payable (whether by discount or direct payment) to FCNB by Spiegel or any of its merchandising Affiliates in respect of charges made to Accounts.

     2. Section 1.1 of the Pooling and Servicing Agreement is hereby further amended by amending the definitions of "Collections" and "Deposit Obligation" therein to read, respectively, as follows:

          "Collections" shall mean (i) all payments (including Insurance Proceeds and Recoveries) received by the Servicer or by Seller in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers, or other form of payment, and (ii) all amounts deposited by FCNB pursuant to Section 3.8. A Collection processed in respect of an Account (other than a Defaulted Account) in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such
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     Collection shall be deemed to be a payment in respect of Principal
     Receivables to the extent of such excess.

          "Deposit Obligation" shall mean the obligation of the Seller to make any deposit to the Excess Funding Account or the Collection Account pursuant to subsection 2.4(d) or 4.3(e), and the obligation of the Servicer to make any payment or transfer of Collections to the Collection Account pursuant to this Agreement.

     3. Article II of the Pooling and Servicing Agreement is hereby amended by adding at the end thereof the following new Section 2.9:

          Section 2.9 Net Worth.  The Seller agrees to retain in force and to
                      ---------
     enforce in accordance with its terms that certain Demand Note (the "Demand Note") dated as of September 20, 1994, made by Spiegel and payable to the order of the Seller; provided, however, that at such time as the Demand Note shall become due in accordance with its terms, the Seller may enter into a new demand note or alternative arrangement (in lieu of receiving or retaining cash payable under the Demand Note) if it obtains an Opinion of Counsel that such new demand note or alternate arrangement will not cause the Trust to be classified for federal income tax purposes as an association taxable as a corporation.

     4. Article III of the Pooling and Servicing Agreement is hereby amended by adding at the end thereof the following new Section 3.8:

          Section 3.8 Merchant Fees.  Within 5 days after the end of each
                      -------------
     Monthly Period, FCNB shall deposit in the Collection Account an amount equal to the Merchant Fees received (or deemed received) by it during such Monthly Period; provided, however, that no such deposit shall be made if the same shall be prohibited by law or regulation, or if FCNB's regulator(s) shall have requested that such deposits not be made. All amounts so deposited shall constitute Finance Charge Collections in respect of such Monthly Period.

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     5.   Article VII of the Pooling and Servicing Agreement is hereby amended by adding at the end thereof the following new Section 7.4:

          Section 7.4 Liabilities.  Notwithstanding Section 7.3, the Seller by
                      -----------
     entering into this Agreement, and any Holder of any interest in the Exchangeable Seller Certificate, by its acceptance thereof, agree to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those that would be incurred by an Investor Certificateholder if the Investor Certificates were notes secured by the Receivables, for example, as a result of the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Enhancement or other similar market or investment risks associated with ownership of the Investor Certificates) arising out of or based on the arrangement created by this Agreement or the actions of the Servicer taken pursuant hereto (to the extent that, if the Trust Assets at the time the claim is made were used to pay in full all outstanding Certificates of all Series, the Trust Assets that would remain after the Investor Certificateholders and Enhancement Providers, if any, were paid in full would be insufficient to pay any such losses, claims, damages or liabilities) as though this Agreement created a partnership under the Illinois Uniform Partnership Act in which the Seller and any such other Holder of the Exchangeable Seller Certificate were partners.

     6. The Pooling and Servicing Agreement, as amended hereby, is in all respects ratified and confirmed.

     7. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     8. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.

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     9.   This Amendment shall be construed in accordance with the laws of the
State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.
                              SPIEGEL CREDIT CORPORATION III


                              By:__________________________________
                              Title: _____________________________


                              FIRST CONSUMERS NATIONAL BANK


                              By:__________________________________
                              Title: _____________________________


                              HARRIS TRUST AND SAVINGS BANK,
                              as Trustee


                              By:__________________________________
                              Title: _____________________________

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                                    CONSENT
                                    -------

     As contemplated by Section 13 of the Series 1995-B Supplement to the aforementioned Pooling and Servicing Agreement, the undersigned, as "Administrative Agents" under such Supplement, hereby consent to the amendments effected by the foregoing Amendment.


                              J. P. MORGAN DELAWARE, as
                              DFC Administrative Agent

                              By:__________________________________
                              Title: _____________________________


                              DEUTSCHE BANK AG, NEW YORK BRANCH,
                              as TTI Administrative Agent


                              By:__________________________________
                              Title: _____________________________


                              By:__________________________________
                              Title: _____________________________

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